Exhibit 99.2

KEY OUTDOOR, INC.

Unaudited Financial Statements

For the Six Months Ended June 30, 2018 and 2017

KEY OUTDOOR, INC.

Balance Sheets

Unaudited

	June 30,	December 31,
	2018	2017

ASSETS

Current Assets:
Accounts receivable	$493,982	$577,677
Prepaid expenses	125,748	109,556

Total Current Assets	619,730	687,233

Property and Equipment, net	3,431,818	3,720,411

Other Assets:
Goodwill	2,713,950	2,713,950
Intangible assets, net	27,183	28,926

Total Other Assets	2,741,133	2,742,876

Total Assets	$6,792,681	$7,150,520

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Bank overdraft	$15,839	$58,955
Accounts payable and accrued expenses	262,104	389,631
Unearned revenue	143,706	59,961
Related party loans	1,570,000	1,570,000
Current portion of long-term debt	749,887	741,257

Total Current Liabilities	2,741,536	2,819,804

Long-term Liabilities:
Asset retirement obligations	40,481	40,481
Long-term debt, less current portion	2,317,700	2,685,758

Total Liabilities	5,099,717	5,546,043

Stockholders' Equity
Capital stock, no par value, 10,000 shares authorized, 300 shares issued and outstanding	6,000	6,000
Retained earnings	1,686,964	1,598,477

Total Stockholders' Equity	1,692,964	1,604,477

Total Liabilities and Stockholders' Equity	$6,792,681	$7,150,520

See accompanying notes to the unaudited financial statements.

KEY OUTDOOR, INC.

Statements of Operations

Unaudited

	For the Six Months Ended
	June 30,
	2018	2017

Revenues:
Billboard revenues, net	$2,981,577	$2,942,748

Total Revenues	2,981,577	2,942,748

Costs and Expenses:
Cost of billboard revenues (exclusive of depreciation and amortization)	1,106,679	1,182,753
Employee costs	773,524	889,473
Professional fees	35,601	31,182
General and administrative	448,196	489,030
Amortization	1,743	1,591
Depreciation	292,858	318,795
Gain on disposition of assets	(129,835)	-

Total Costs and Expenses	2,528,766	2,912,824

Net Income from Operations	452,811	29,924

Other Income (Expense):
Interest expense	(129,955)	(135,052)

Net Income (Loss)	$322,856	$(105,128)

See accompanying notes to the unaudited financial statements.

KEY OUTDOOR, INC.

Statements of Cash Flows

Unaudited

	For the Six Months Ended
	June 30,
	2018	2017

Cash Flows from Operating Activities:
Net income (loss)	$322,856	$(105,128)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	294,601	320,386
Gain on disposition of assets	(129,835)	-
Changes in operating assets and liabilities:
Accounts receivable	83,695	(59,233)
Prepaid expenses	(16,192)	(12,355)
Accounts payable and accrued expenses	(127,527)	71,460
Unearned revenue	83,745	20,588

Net Cash Provided by Operating Activities	511,343	235,718

Cash Flows from Investing Activities:
Proceeds from disposition of assets	131,400	-
Purchases of property and equipment	(5,830)	(44,076)

Net Cash Provided by (Used in) Investing Activities	125,570	(44,076)

Cash Flows from Financing Activities:
Bank overdraft	(43,116)	48,800
Payments on long-term debt	(359,428)	(284,365)
Related party loans	-	50,000
Stockholders' distributions	(234,369)	(6,077)

Net Cash Used in Financing Activities	(636,913)	(191,642)

Net Change in Cash and Cash Equivalents	-	-
Cash and Cash Equivalents, Beginning of Period	-	-

Cash and Cash Equivalents, End of Period	$-	$-

Interest Paid in Cash	$129,955	$135,052

Income Taxes Paid in Cash	$-	$-

See accompanying notes to the unaudited financial statements.

KEY OUTDOOR, INC.

Notes to Unaudited Financial Statements

For the Six Months Ended June 30, 2018 and 2017

NOTE 1.	BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in connection with Key Outdoor, Inc.’s business combination with Link Media Midwest, LLC ("Link Midwest"), a wholly-owned subsidiary of Boston Omaha Corporation, and to comply with the rules and regulations of the Securities and Exchange Commission ("SEC") for inclusion by Boston Omaha Corporation in its current report on Form 8-K/A.

Key Outdoor, Inc. ("the Company") was organized in 1977 and its operations include the ownership and leasing of approximately 700 billboard structures located in Illinois, Iowa and Missouri.

The accompanying unaudited interim financial statements of Key Outdoor, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the Company's audited financial statements and notes thereto for the year ended December 31, 2017 included elsewhere in this Form 8-K/A.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein.  The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.  Notes to the interim financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the year ended December 31, 2017 included elsewhere in this Form 8-K/A have been omitted.

NOTE 2.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	June 30,	December 31,
	2018	2017

Structures and displays	$15,050,361	$15,050,162
Vehicles and equipment	1,210,223	1,448,724
Land	255,145	255,145

Property and equipment, gross	16,515,729	16,754,031
Less: accumulated depreciation	(13,083,911)	(13,033,620)

Property and equipment, net	$3,431,818	$3,720,411

Depreciation expense for the six months ended June 30, 2018 and 2017, was $292,858 and $318,795, respectively. During the six months ended June 30, 2018, the Company realized gains on the disposition of assets in the amount of $129,835.

KEY OUTDOOR, INC.

Notes to Unaudited Financial Statements

For the Six Months Ended June 30, 2018 and 2017

NOTE 3.	INTANGIBLE ASSETS

Intangible assets consist of the following:

	June 30,	December 31,
	2018	2017

Non-compete agreements	$755,000	$755,000
Customer relationships	502,000	502,000
Other	13,305	13,305
Permits	358,400	358,400

Intangible assets, gross	1,628,705	1,628,705
Less: accumulated amortization	(1,601,522)	(1,599,779)

Intangible assets, net	$27,183	$28,926

Amortization expense for the six months ended June 30, 2018 and 2017 was $1,743 and $1,591, respectively.

The future amortization associated with the intangible assets is as follows:

For the Twelve Months Ended
June 30,	Permits	Total

2019	$2,497	$2,497
2020	3,405	3,405
2021	3,240	3,240
2022	3,240	3,240
2023	3,240	3,240
Thereafter	11,561	11,561

Total	$27,183	$27,183

The remaining amortization period of the permits is 98 months as of June 30, 2018 with no residual value.

KEY OUTDOOR, INC.

Notes to Unaudited Financial Statements

For the Six Months Ended June 30, 2018 and 2017

NOTE 4.	FUTURE MINIMUM LEASE PAYMENTS

The Company has entered into various non-cancelable operating leases having remaining terms ranging from month-to-month to 984 months. In many instances, these leases can be cancelled with little or no penalty. Ground rents for the six months ended June 30, 2018 were $674,894, of which $112,000 was incurred, and due to related parties and is included in accounts payable and accrued expenses in the accompanying balance sheet as of June 30, 2018.  Ground rents for the six months ended June 30, 2017 were $634,772, of which $37,334 was incurred due to related parties.

The Company leases office space with related parties under operating leases expiring through April 2019. Rent expense included in general and administrative expense for the six months ended June 30, 2018 and 2017, were $102,900 and $102,900, respectively.

Future minimum rents are as follows for the year ended June 30:

	Unaffiliated	Related
	Lessors	Parties	Total

2019	$717,260	$247,531	$964,791
2020	627,562	180,305	807,867
2021	541,031	180,305	721,336
2022	465,525	180,305	645,830
2023	403,158	180,305	583,463
Thereafter	848,307	2,657,236	3,505,543

Total	$3,602,843	$3,625,987	$7,228,830

NOTE 5.	RELATED PARTY LOANS

As of June 30, 2018, the Company owes the stockholders $1,570,000, bearing interest at 5.5%, and due on demand.  Interest expense on the loans approximated $35,000 for the six months ended June 30, 2018.

NOTE 6.	SUBSEQUENT EVENTS

On August 22, 2018, Link Media Midwest, LLC (“Link Midwest”) entered into an Asset Purchase Agreement with the Company, Angela K. Dahl, and Robert A. Dahl, by which Link Midwest acquired over 700 billboard structures and related assets from the Company. The billboards and related assets are located in Illinois, Iowa and Missouri.

The purchase price for the acquired assets was $38,000,000, subject to certain post-closing adjustments, which totaled $233,894, and was paid in cash. A portion of the purchase price equal to $1,900,000 will be held back by Link Midwest and disbursed, subject to any claims for indemnification, over an 18 month period. Another $329,467 is being held back as required consent holdback. Each of Key Outdoor, Inc. and Angela K. Dahl and Robert A. Dahl, Key Outdoor Inc.’s principals, have also entered into five year non-competition and non-solicitation agreements in connection with the acquisition. Total cash distributed at closing was $36,004,427, which included $1,000,778 paid to satisfy in full the related party loans balance as of August 22, 2018 and $2,899,865 paid to satisfy in full all debt to financial institutions as of August 22, 2018.

Distributions to stockholders totaled $0 from July 1, 2018 through October 16, 2018.